Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For Fourth Quarter And Year Ended 2015

DENVER, March 30, 2016 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and year ended December 31, 2015. For the year ended December 31, 2015 compared to 2014, revenue decreased $1.3 million, or 2.0%, to $63.8 million. The Company's earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, severance compensation expense, office consolidation expense and change in fair value of contingent liabilities ("Adjusted EBITDA") decreased $293,000, or 7.3%, to $3.7 million for the year ended December 31, 2015 compared to 2014. Net loss for the year ended December 31, 2015 decreased $219,000 to $(705,000) compared to $(924,000) for the year ended December 31, 2014. Loss per share decreased to $(0.38) for the year ended December 31, 2015 compared to $(0.50) for the year ended December 31, 2014.

For the quarter ended December 31, 2015 compared to the same period in 2014, revenue decreased $293,000, or 1.9%, to $15.0 million. The Company's Adjusted EBITDA decreased $99,000, or 14.1%, to $600,000 for the quarter ended December 31, 2015 compared to the same period in 2014. Net loss for the quarter ended December 31, 2015 decreased $136,000 to $(375,000) compared to $(511,000) for the same period of 2014. Net loss per share decreased to $(0.20) for the quarter ended December 31, 2015 compared to $(0.27) for the quarter ended December 31, 2014.

Significantly contributing to the decrease in Adjusted EBITDA during both 2015 periods was negative Adjusted EBITDA from the Company's two most recently opened de novo offices. The Company's de novo offices typically take a period of time after opening before they generate positive Adjusted EDITDA. These two offices had negative Adjusted EBITDA of $413,000 and $140,000 for the year and quarter ended December 31, 2015 respectively. The Company opened a de novo office in Commerce City, Colorado in January 2016, but as previously announced, the Company does not intend to open any additional de novo offices for the balance of the year. Instead, the Company will focus on gaining profitability in its most recently opened offices and its existing facilities, filling excess capacity in its offices, and paying down bank debt.

On March 29, 2016, the Company entered into a new credit agreement with Guaranty Bank and Trust Company (the "Credit Facility). The Credit Facility consists of a $2.0 million revolving line of credit and a $10.0 million reducing revolving loan. The revolving line of credit matures on March 31, 2018. The reducing revolving loan matures on March 31, 2021 and requires mandatory reductions of $500,000 per calendar quarter. Interest varies between LIBOR plus 2.90% and LIBOR plus 2.25% depending on the Company's funded debt-to- EBITDA ratio. There is no commitment fee or origination fee on the Credit Facility. Through the remainder of 2016, dividends are prohibited under the Credit Facility; however, beginning in 2017 dividends are permitted so long as the pro forma fixed charge coverage ratio is greater than 1.20 to 1.00 after giving effect to the dividend.

Fred Birner, Chief Executive Officer of the Company, stated "We have made significant investments in de novo offices and other aspects of our business over the past three years, with $11.9 million spent on eight de novo offices, remodels or relocations and other enhancements, including conversion to digital radiography. We are now focused on realizing on these investments. We believe our new Credit Facility fits well with our overall near-term strategic objectives of returning to profitability while filling the current physical capacity in our offices, reducing capital expenditures and paying down bank debt that has extended maturities. Our Company has a strong history of providing significant returns to our shareholders. In fact, since we started paying a dividend in 2004, the Company has returned in excess of $38.0 million to its shareholders through dividends and common stock repurchases – on total equity invested of approximately $18.0 million. Our objective is to strengthen our operating performance such that we can resume paying dividends and otherwise enhance shareholder value."

Since the beginning of the fourth quarter of 2012, the Company has opened eight de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; in Scottsdale, Arizona in October 2014; in Albuquerque, New Mexico in September 2015; and in Commerce City, Colorado in January 2016.

During 2015, the Company paid approximately $1.6 million in dividends to its shareholders, had capital expenditures of approximately $2.2 million and increased total bank debt outstanding by approximately $374,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 69 dental offices, of which 36 were acquired and 33 were de novo developments. As of December 31, 2015, the Company had 116 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2015 on Wednesday, March 30, 2016 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-866-249-5224 and refer to Confirmation Code 9848271 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 30, 2016, the rebroadcast number is 1-888-203-1112 with the pass code of 9848271. This rebroadcast will be available through April 13, 2016.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss).

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including the payment of dividends. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarters Ended				Years Ended
	December 31,				December 31,
	2014		2015		2014		2015

REVENUE:
Dental practice revenue	$ 14,056,483		$ 13,892,620		$ 59,924,198		$ 59,134,356
Capitation revenue	1,285,352		1,156,308		5,201,402		4,709,481
	15,341,835		15,048,928		65,125,600		63,843,837

DIRECT EXPENSES:
Clinical salaries and benefits	9,169,973		9,054,636		38,641,198		38,209,674
Dental supplies	747,839		703,245		2,977,962		2,965,182
Laboratory fees	804,938		771,576		3,298,723		3,288,426
Occupancy	1,470,449		1,521,718		5,900,176		5,948,384
Advertising and marketing	286,892		154,737		965,202		862,397
Depreciation and amortization	1,131,839		1,027,783		4,229,253		4,283,291
General and administrative	1,312,073		1,461,894		5,441,126		5,387,988
	14,924,003		14,695,589		61,453,640		60,945,342

Contribution from dental offices	417,832		353,339		3,671,960		2,898,495

CORPORATE EXPENSES:
General and administrative	982,591	(1)	840,622	(1)	4,659,610	(2)	3,677,547	(2)
Depreciation and amortization	55,592		67,064		223,019		241,588

OPERATING INCOME (LOSS)	(620,351)		(554,347)		(1,210,669)		(1,020,640)

OTHER INCOME (EXPENSE):
Change in fair value of contingent liabilities	-		100,000		-		100,000
Interest (expense), net	(29,679)		(30,362)		(115,750)		(105,062)

INCOME (LOSS) BEFORE INCOME TAXES	(650,030)		(484,709)		(1,326,419)		(1,025,702)
Income tax expense (benefit)	(138,994)		(110,044)		(402,785)		(321,032)

NET INCOME (LOSS)	$ (511,036)		$ (374,665)		$ (923,634)		$ (704,670)

Net income (loss) per share of Common Stock - Basic	$ (0.27)		$ (0.20)		$ (0.50)		$ (0.38)

Net income (loss) per share of Common Stock - Diluted	$ (0.27)		$ (0.20)		$ (0.50)		$ (0.38)

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.88		$ 0.88

Weighted average number of shares of Common Stock and dilutive securities:

Basic	1,859,893		1,861,106		1,858,650		1,860,246

Diluted	1,859,893		1,861,106		1,858,650		1,860,246

(1)

Corporate expense - general and administrative includes $132,080 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2014 and $59,755 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2015.

(2)

Corporate expense - general and administrative includes $364,880 of stock-based compensation expense pursuant to ASC Topic 718 and $338,861 of severance compensation expense for the year ended December 31, 2014 and $229,093 of stock-based compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2015.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2014	2015

CURRENT ASSETS:
Cash	$ 310,229	$ 258,801
Accounts receivable, net of allowance for doubtful accounts of approximately $420,000 and $390,000, respectively
	3,185,136	3,043,655
Notes receivable	34,195	34,195
Deferred tax asset	614,944	275,907
Income tax receivable	-	73,878
Prepaid expenses and other assets	520,187	575,770

Total current assets	4,664,691	4,262,206

PROPERTY AND EQUIPMENT, net	11,258,025	9,808,014

OTHER NONCURRENT ASSETS:
Intangible assets, net	8,410,535	7,565,648
Deferred charges and other assets	160,853	155,741
Notes receivable	82,929	55,002

Total assets	$ 24,577,033	$ 21,846,611

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,912,162	$ 2,920,998
Accrued expenses	1,557,811	1,547,915
Accrued payroll and related expenses	2,511,953	2,330,398
Income taxes payable	6,638	-
Current maturities of long-term debt	-	1,500,000

Total current liabilities	6,988,564	8,299,311

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,951,321	2,242,800
Long-term debt	9,833,453	8,707,578
Other long-term obligations	1,046,633	949,554

Total liabilities	20,819,971	20,199,243

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding
	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,859,689 and 1,861,106 shares issued and outstanding, respectively

	1,214,056	1,446,182
Retained earnings	2,543,006	201,186

Total shareholders' equity	3,757,062	1,647,368

Total liabilities and shareholders' equity	$ 24,577,033	$ 21,846,611

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income (loss) can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, income tax expense (benefit), severance compensation expense and office consolidation expense to net income (loss) and subtracting change in fair value of contingent liabilities as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2014	2015	2014	2015
RECONCILIATION OF ADJUSTED EBITDA:
Net income (loss)	($511,036)	($374,665)	($923,634)	($704,670)
Add back:
Depreciation and amortization - Offices	1,131,839	1,027,783	4,229,253	4,283,291
Depreciation and amortization - Corporate	55,592	67,064	223,019	241,588
Stock-based compensation expense	132,080	59,755	364,880	229,093
Interest expense, net	29,678	30,362	115,750	105,062
Income tax expense (benefit)	(138,994)	(110,045)	(402,785)	(321,032)
Severance compensation expense	-	-	338,861	-
Office consolidation expense	-	-	80,560	-
Less:
Change in fair value of contingent liabilities	-	(100,000)	-	(100,000)

Adjusted EBITDA	$699,159	$600,254	$4,025,904	$3,733,332